Exhibit 99.1

Investor Presentation January 2011

Certain statements in this presentation, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, including statements regarding guidance, are forward-looking statements within the meaning of these laws. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that the expectations will be realized. These forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially and adversely from such statements. These risks and uncertainties include: changes in the price of potash or Trio®; operational difficulties at our facilities; the ability to hire and retain qualified employees; changes in demand and/or production of potash or Trio®/langbeinite; changes in our reserve estimates; our ability to achieve the initiatives of our business strategy, including but not limited to the development of the HB Solar Solution Mine as a solution mine and the further development of our langbeinite recovery assets; weather risks affecting net evaporation rates at our solar solution mining operations; changes in the prices of our raw materials, including but not limited to the price of chemicals, natural gas and power; fluctuations in the costs of transporting our products to customers; changes in labor costs and availability of labor with mining expertise; the impact of federal, state or local government regulations, including but not limited to environmental and mining regulations, and the enforcement of such regulations; obtaining permitting from applicable federal and state agencies related to the construction and operation of assets; competition in the fertilizer industry; declines in U.S. or world agricultural production; declines in oil and gas drilling; changes in economic conditions; adverse weather events at our facilities; our ability to comply with covenants inherent in our current and future debt obligations to avoid defaulting under those agreements; disruptions in credit markets; our ability to secure additional federal and state potash leases to expand our existing mining operations; governmental policy changes that may adversely affect our business and the risk factors detailed in our filings with the U.S. Securities and Exchange Commission. Please refer to those filings for more information on these risk factors. These forward-looking statements speak only as of the date of this presentation, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of future events, new information or otherwise. Unless the context otherwise requires, when we use ‘‘Intrepid,’’ ‘‘our,’’ ‘‘we’’ or ‘‘us’’ during this presentation, we are referring to Intrepid Potash, Inc. and its consolidated subsidiaries. Cautionary Statements Regarding Forward-Looking Information 2

Intrepid Potash Strategically Located, Potash-Only Company Intrepid has an intense margin focus: Improve reliability and efficiency Capital investment to increase recoveries and productivity which is designed to lower per ton production cost Innovate production methods Strategic marketing 3 Florida New Mexico Texas Oklahoma Kansas Nebraska South Dakota Montana Wyoming Colorado Utah Idaho Arizona Nevada Washington California Oregon Kentucky Maine New York Pennsylvania Michigan Vermont New Hampshire Virginia West Virginia Ohio Indiana Illinois North Carolina Tennessee South Carolina Alabama Mississippi Arkansas Louisiana Missouri Iowa Minnesota Wisconsin Georgia North Dakota HB Solar Solution Mine Developmental Asset Operating Solar Evaporation Solution Mine Operating Conventional Mine Carlsbad Reserve Development Assets ® Intrepid’s production focus combined with potash fundamentals delivers long-term margin opportunity

Company Overview The largest U.S. producer of potassium fertilizer Only western world producer created and dedicated solely to potash-related products Supplies ~1.5% of global demand and ~9.4% of U.S. demand 1 of 2 global producers of sulfate of potash magnesia, marketed as Trio® 5 active production facilities Productive capacity of ~0.9 million tons of potash and ~0.2 million tons of Trio®, with operating rates typically at 85 to 90 percent of productive capacity Additional development and brownfield productive capacity of both potash and Trio® expected within 2 – 3 years Development projects are designed to increase reliability, recoveries and production and therefore lower Intrepid’s per ton production cost Balance sheet and cash from operations provide flexibility, stability and ability to execute on our capital projects 4

Strong agricultural commodity prices are very supportive of farmer economics into 2011 Tight corn and soybeans stocks are buoying crop prices and limiting downside risk Expectation of high corn yield in 2010 / 2011 crop year necessary to support current stocks level Competition for acreage a key issue ahead of planting Balanced fertilization will be necessary to realize maximum yield Increased fertilization rates and demand for potash anticipated as farmers seek to maximize yield to capitalize on high commodity prices With improved crop economics, land formerly in reserve may be put to work in 2011, requiring additional application of nutrients for this additional acreage Potash inventories have stabilized at the producer Typical winter lull in orders between the end of fall and beginning of spring application Dealers have begun limited accumulation of product in preparation for spring application season demand 5 Current Potash Market

Fourth Quarter 2010 Preliminary Production, Sales and Net Realized Price Per Ton Data 6 Unaudited Q4 2010 Preliminary Sales & Production Data (1) Production (Tons) Sales (Tons) Average Net Realized Sales Price Per Ton (2) Potash 215,000 - 225,000 210,000 - 220,000 $380 - $390 Trio® 25,000 - 35,000 20,000 - 30,000 $215 - $225 4Q 2010 potash production includes the seasonal production from the harvest of our Moab solar evaporation ponds 4Q 2010 Trio® production affected by the planned East plant maintenance turnaround in October, 2010 Intrepid expects to release its fourth quarter 2010 and audited full year 2010 financial results on February 23, 2011. As disclosed as part of our Current Report on Form 8-K filed with the SEC on 1/20/11 Intrepid reports “average net realized sales price” which is an operating performance measure commonly used in the potash mining industry. Average net realized sales prices are derived by subtracting freight costs from gross sales revenue and then dividing this result by sales tons. (1), (2)

Supply and Demand Dynamics Are Influencing Marketing Decisions Intrepid has caught up on its backlog of rail shipments New sales orders are at current market prices According to our customers, some North American competitors are booking current sales as far forward as May, at today's pricing Intrepid has sales for near-term shipment, but has not committed tons further than the end of March 7 3Q 2010 Average Net Realized Sales 4Q 2010 Preliminary Average Net Realized Sales Posted Granular Sales Price Effective November 1, 2010 Potash $343 per ton $380-$390 per ton $485 per ton Trio® $173 per ton $215-$225 per ton $246 per ton Intrepid is operating its plants and managing its sales function to fully participate in the current bullish agricultural market

Supply and Demand Fundamentals Lead to the Current Pricing Environment U.S. Mid-West (fob warehouse) $505-517 spot Saskatchewan (fob mine) $475-480 spot E.C.L. America cfr $372-408 spot SE Asia cfr $408 spot W. Europe (cfr import) $402-406 spot India (cfr Indian port) (standard) $336 contract As of Jan. 2011 8 Granular Muriate of Potash (MOP) Mid-West Pricing Mid-West Granular MOP ($/ton) Sources: Green Markets, Fertecon, International Plant Nutrition Institute (IPNI). Example Prices ($ / ton) Dec. 2006: Berezniki 1 mine flood removes 1.3MM tons of KCL 1991: Collapse of Soviet Union 2006: Canpotex concludes pricing negotiations with China 1997: Potacan mine flood removes 0.8MM tons of KCL 1986: Berezniki 3 mine flood removes 1.8MM tons of KCL 2000: Intrepid Acquisition of Moab 2004: Intrepid Acquisition of Carlsbad and Wendover Aug. 2008: Record low potash inventories Jan.2011: BPC and Canpotex agree to six month contracts with China for $363 per ton Oct. 2010: PCS announces price increase to $515 per ton FOB Mid-West warehouse 0 100 200 300 400 500 600 700 800 900 1985 1987 1989 1991 1993 1995 1997 1999 2001 2003 2005 2007 2009

Potash Is Well Positioned to Gain Greater Share of Nutrient Investment 9 Little indication on the horizon of a major price shock from nitrogen given the relatively flat natural gas strip Nitrogen price and natural gas curve have diverged Sources: Green Markets, Bloomberg Recent Prices as of 1/21/11 NYMEX Futures 0 100 200 300 400 500 600 700 800 Jan-00 Jan-01 Jan-02 Jan-03 Jan-04 Jan-05 Jan-06 Jan-07 Jan-08 Jan-09 Jan-10 Jan-11 Jan-12 Prices Indexed to January 2000 Midwest Potash ($510/ton) DAP N.O Barge ($548/ton) Urea U.S. Gulf Import ($390/ton) Natural Gas Nearby Future ($4.736/mmbtu) Natural Gas Futures

Few Deposits, Fewer Global Producers 10 2008, ‘09 & ‘10– MM KCL Equivalent Tons (2) (3) (2) (2,5) Sources: Public filings and select country data from Fertecon (1) Mosaic’s fiscal year ends on May 31, data has been adjusted to reflect calendar year (2) PCS has ownership stake. (3) PCS markets Intrepid Potash’s products exclusively outside North America. (4) Compass Minerals produces potassium sulfate (SOP), which does not compete directly with MOP. Compass Minerals’ SOP is produced both directly and by reprocessing MOP purchased from other producers. Estimated reprocessed production is excluded from the figures for Compass Minerals. (5) Estimate for 2009 production. (1) (4) Production Share Canpotex BPC 1.5% 2009 2008 2010E 0 1 2 3 4 5 6 7 8 9 10 11 PCS Mosaic Agrium Belaruskali Uralkali K + S Silvinit ICL China APC Intrepid SQM Vale Compass PCS Affiliates BPC Canpotex RoW Intrepid 32.1% 18.6% 19.2% 28.6%

Potash Deliveries Track Population Growth



(000s Tons of Delivery in KCL Equivalent)
70
60
50
40
30
20
10
0
World
Historical Global Population
Potash Delivery Trendline
World
ex. FSU
Collapse of
Soviet Union
1981
1984
1987
1990
1993
1996
1999
2002
2005
2008E
2011E
8
7
6
5
4
3
2
1
0
Global Midyear Population
(in billions)

Potash Deliveries 5-Year Forward CAGRS (2008 – 2012)	
China	5.0%
Brazil	5.7%

Sources: Fertecon, US Census Bureau.
(1) State Data Center of Iowa; 2006 estimate.

- **In spite of slower world economy, population growth continues**

Utilizing the 1.1% growth rate, provided by the US Census Bureau, in world population of 6.9 billion people:

- **Each year – 75 million more people or approximately nine more New York Cities**
- **This would require an additional 40 million acres of arable land (1.2x the farmland in Iowa)[(1)] or**
- **A world yield increase of 1.1% per year, to maintain current rates of arable land**

INTREPID POTASH

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Fundamentals of Increasing Population Continue to Drive Grain Demand Over the Long-Term 12 Note: Grains include corn, wheat, barley, oats and sorghum. Stock to use ratio is average inventory / consumption for that year; data updated monthly. Sources: United Nations Food and Agriculture Organization (FAO), USDA, Potash & Phosphate Institute (PPI,) International Fertilizer Industry Association (IFA), Fertecon. (1) Futures prices based on closing price of Chicago Board of Trade futures contracts as of 1/21/11; futures prices for December delivery in forecast years. Hectares of Arable Land per Person Hectares per person Crop Prices Over Time(1) World Grain Production and Stock to Use Ratios Grain Production Stock to Use Ratio 5 Year Average Fall 2011 Futures Soybeans: $9.65 $13.48 Wheat: $5.95 $8.96 Corn: $3.98 $5.87 0.38 0.32 0.29 0.25 0.22 0.21 0.00 0.10 0.20 0.30 0.40 0.50 1970 1980 1990 2000 2010E 2020E 10% 20% 30% 40% 50% 600 800 1,000 1,200 1,400 1,600 1,800 2,000 1980 1983 1986 1989 1992 1995 1998 2001 2004 2007 2010E Stocks to Use Ratio Grain Production (Millions of Tons)

United States Potash Consumption 13 Sources : Fertecon, United States Department of Agriculture (USDA). Potash consumption is shown in fertilizer years (July – June). Grains stocks include: Barley, Corn, Oats, Sorghum, Wheat Potash fertilizer consumption has remained relatively constant, with an annual volatility of approximately ten percent, over the past 27 years Corn acres planted in the U.S. were 93.5MM acres in 2007, 86.0MM acres in 2008, 86.5MM acres in 2009 and are estimated to be 88.2MM acres in 2010 1982: Recession leads to lower consumption; Payment In Kind program reduces planted acres 1991-1997: Low grain stocks lead to increased consumption 1998: Russian financial crisis impacts world markets 2001- mid 2008: Global economic expansion leads to increased demand (2006 delayed Chinese negotiations) 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% - 2,000 4,000 6,000 8,000 10,000 12,000 Grains Stocks to Use Ratio KCL Tons ('000) FERTECON U.S. Potash Consumption and Grains Stocks to Use Ratio KCL Tons Stocks to Use Ratio

Commodity Prices Have Moved Higher 14 Harvest 2011 CBOT Prices Commodity 1 Year Ago 1/21/2011 Dec. ‘11 Corn ($/bu) $4.14 $5.87 Nov. ‘11 Soybeans ($/bu) $9.50 $13.48 Dec. ‘11 Wheat ($/bu) $6.39 $8.96 Dec. ‘11 Cotton ($/lb) $0.77 $1.09 Nearby futures, data as of 1/21/11 Source: Bloomberg 60 80 100 120 140 160 180 200 Agricultural Commodity Price Levels Indexed to 1/1/10 Corn Soybeans Wheat Cotton

Strong Returns for Growers 15 - Non-land fixed costs include: labor, opportunity cost of unpaid labor, taxes, insurance, general overhead, and machine and equipment expenses. - Other variable costs include: seed, chemicals, fuel, lube, electricity, repairs, water, interest, custom operations, and drying. - Land costs are shown as the rental rate of land (opportunity cost). - Corn Farm Price is March ‘11 for 2010/11 and Dec. ‘11 for 2011/12 futures price minus $0.30 basis. - Potash consumption in shown in fertilizer years (2009/2010 included under 2009). Data is estimated for 2010. Sources: USDA, Fertecon, Intrepid Potash®. Corn Farm Price Potash (5%) Land (24%) Non-Land Fixed Costs (25%) Other Variable Costs (32%) Phosphate (4%) Per Bushel Return Historical Corn Input Costs and Price US Potash Fertilizer Consumption $ per bushel Potash Consumption (KCL tons ‘000) Nitrogen (9%) 2010/11 as of 1/21/11 2011/12 Farm Price $6.27 $5.57 Gross Margin $2.79 $2.13 Input Costs Potash $0.18 $0.17 Nitrogen $0.31 $0.30 Phosphate $0.15 $0.14 Other Fertilizer $0.03 $0.04 Other Variable $1.10 $1.08 Non-Land $0.90 $0.87 Land $0.82 $0.84 Total $3.48 $3.44 0 1000 2000 3000 4000 5000 6000 7000 8000 9000 10000 - 1.00 2.00 3.00 4.00 5.00 6.00 7.00 1996/97 1997/98 1998/99 1999/2000 2000/01 2001/02 2002/03 2003/04 2004/05 2005/06 2006/07 2007/08 2008/09 2009/10 2010/11F 2011/12F

Farmers Understand the Agronomic Benefits of Potash Potash application rates were down in 2008 and 2009 A robust 2009 crop coupled with lower application rates meant that soils were being depleted of “banked” nutrients with the solid harvest in 2010 The solid 2010 crop likely resulted in a significant nutrient draw down, particularly for P & K 16 (1) USDA projection for 2009/10 Corn yield of 152.8 bu/ac. Solid Crop Yields in 09/10 Result in Removal of Nutrients from the Soil (1) 2007 average K2O Application: 43.6 lbs/Acre 2007 average K2O Removal: 55.8 lbs/acre 2007 average K2O Balance: - 12.2 lbs/acre - 20.0 - 10.0 0.0 10.0 20.0 30.0 40.0 50.0 60.0 1985 1990 1995 2000 2005 2010 Lbs of K2O Per Acre US K2O Balance: 1987 - 2007 Application Removal Balance Source: IPNI Preliminary Nutrient Use Geographic Information System - 2010

Ethanol Has Become a Steady State Demand Driver Ethanol demand has driven growth in corn use over the last decade Other uses have remained relatively flat Ethanol expected to grow to approximately 35% of total corn use USDA forecast assumes some ethanol imports are used to meet mandates; if mandates are met entirely with US ethanol, use would be 200 to 400 million bushels more each year, leveling of at 5.3 billion bushels in 2015* 17 *assuming industry average yield of 2.8 gal/bu Ethanol for Fuel CAGR 1999-2010 2010-2020 22.2% 1.8% - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 Million Bushels USDA Projected US Corn Utilization Exports Ethanol for fuel FSI except ethanol Feed & residual Source: USDA

Why consider an investment in Intrepid Potash ? Strong Long-Term Industry Fundamentals The Only Western World Potash Pure-Play Strategically Located Assets Diversified Markets and Customer Base with Enhanced Product Flexibility Well-Defined, Attractive Organic Growth Opportunities that Lower Per-Ton Costs 18 ®

Strategically Located Assets 19 Average Potash Consumption in Intrepid’s Markets is Greater than 5x of Intrepid’s Average Production Low High Sources: Association of American Plant Food Control Officials (AAPFCO), The Fertilizer Institute (TFI), Intrepid Potash. (1) AAPFCO, Fertecon, USDA. New Mexico Texas Oklahoma Kansas Colorado Mississippi Arkansas Louisiana Idaho Washington Oregon Nebraska Missouri Iowa Illinois California Wyoming Utah Arizona Nevada Minnesota

Intrepid’s Potash Price Advantage: Strategically Located and Lower Royalties 20 (2) Sources: Green Markets and Fertecon Notes: (1) Based on Full Year 2009 for Intrepid Potash Inc., Potash Corp., Mosaic Co., Agrium Inc. (2) Total COGS include: Cash operating costs including all royalty, profit and capital taxes; Royalties of $20 per ton for Intrepid; Royalty, profit and capital taxes of $17 per ton for N. American Competitors. Intrepid vs. North American Competitors Most Recently Reported Year ($ per potash ton) Intrepid’s Potash Advantage Most Recently Reported Year ($ per potash ton) (1) Intrepid’s 3.5% net sales royalty rate is significantly lower than royalty and resource tax burden of Intrepid’s principal competitors $151 $37 + = (2) $541 $390 $(234) $(197) $0 $100 $200 $300 $400 $500 $600 Average Net Realized Sales Price Total COGS Intrepid N. American Competitors $151 $(37) $114 ($40) ($10) $20 $50 $80 $110 Average Net Realized Sales Price Total COGS Gross Margin Advantage Q1-Q3 2005 2006 2007 2008 2009 2010 Intrepid average net realized sales price per ton advantage 29 $ 43 $ 39 $ 88 $ 151 $ 54 $

Diversified Markets and Customer Base with Increased Flexibility in Product Mix

Intrepid Potash® Sales for 2009


Agricultural
Includes:
Barley
Corn
Cotton
Hay
Nuts
Rice
Soybeans
Vegetables
Wheat
Industrial
Animal Feed

	FY 2008	FY 2009	Q1-Q3 2010
Agricultural	62%	69%	82%
Industrial	30%	18%	12%
Animal Feed	8%	13%	6%

- Intrepid sells potash into three different markets: Agricultural, Industrial and Animal Feed
  - Agricultural represents ~80% of Intrepid sales compared to an industry average of 92%[1]
- Agricultural primarily consumes granular potash and Trio®, while industrial and animal feed primarily consume standard potash
  - Standard potash costs less to produce
  - Marketing flexibility is an important attribute
- Industrial is primarily deliveries of standard potash to distributors to oil and gas drillers
  - Baker Hughes U.S. Rotary Rig Count has shown strong recovery over the last 18 months
  - Industrial customers rely on spot market sales and just-in-time delivery

(1) Source: Fertecon.

INTREPID POTASH®

21

Intrepid’s Focus is to Reduce Costs and Increase Production Flexibility Continual effort towards increasing production rates from existing assets Increased mining and hoisting capacity at Intrepid’s West Mine Additional mine panels developed in 2010 Underground stacker reclaim Coarse tails recovery circuit Increased mining rates and additional mine panel put into service at Intrepid’s East Mine in 2010 New wash thickener at Intrepid’s East Mine and significant improvements in sylvite production resulting from turnaround projects Current and future capital project focus Moab Compaction Project Carlsbad Compaction Project Wendover Compaction Project Langbeinite Recovery Improvement Project HB Solar Solution Mine Addition of new mine panels at both East and West Mines 22 Intrepid has re-invested over $300 million into its assets since 2000

Continuous Improvement and Development of Assets is Key to Intrepid’s Competitiveness and Strategy 23 Productivity enhancement at the West Mine is notable Tons hoisted from 2004 – 2009 have averaged 2.4 million tons per year since Intrepid purchased the assets Through successful execution of capital projects, and associated increased recoveries, hoisting rates are forecast to increase by over 20 percent Mine development work sets the stage for future production Continually evaluating Intrepid’s near-term mine plan to address on-going need to develop mining areas ahead of operations The impact of mine development may be somewhat lower ore grade for a period of time and, in turn, somewhat fewer finished product tons The increased mining and hoisting of tons from the West Mine is key to offsetting lower ore grades that result during our development periods, resulting in the ability to maintain historical production volumes

Well-Defined Attractive Growth Opportunities to Increase Production and Lower Per Ton Costs

- 2011 Capex budget of $140 to $165 million
  - $50 million estimated as sustaining and improvement capital
  - $90 to $115 million estimated as opportunity projects

Major Capital Projects	Facility	Key Expected Benefits	Estimated Capex Range for Future Projects (1)	Estimated in service date
Potash Debottlenecking and Expansion Projects at Existing Facilities				
Wendover Compaction Project	Wendover	• Ability to granulate 100 percent of production • Provides flexibility to respond to differing market demands	~$15MM	2011
Digital Control System	Carlsbad East & West	• Enhance both surface and underground operational performance of facilities • Enhance underground safety at facilities	~$8MM	2011
Additional Mine Panels	Carlsbad East & West	• Increase underground ore recovery • Increase production	~$15MM	2011
Carlsbad Compaction Project	Carlsbad, North	• Ability to granulate 100 percent of production from West Mine • Provides flexibility to respond to differing market demands	~$26MM	2013
Significant Future Recovery & Productivity Projects				
Langbeinite Recovery Improvement Project	Carlsbad East	• Step change in langbeinite recoveries • Reduced water consumption • Lower East Mine per ton cost structure • Added flexibility to product mix	$85-$90MM	2011
HB Solar Solution Mine	Carlsbad HB	• Convert inactive mine to low-cost solution mine • Utilize solar evaporation to create low cost tons • Expected annual production of 150,000 – 200,000 tons • EIS process completed first quarter 2012	$120-$130MM	2013

(1) All dollar amounts for future capital spending are estimates that are subject to change as projects are further developed, modified, deferred, or canceled.

INTREPID POTASH®

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 Compactor unit installed and in service at end of 2010 Total capital investment of $11 - $12 million Ability to granulate greater than 100 percent of annual production from Moab facility, an increase from the current 40 percent capacity Project allows flexibility in production between granular and standard to meet market demand 25 Moab Compaction Project Expected Project Benefits: Improve initial compaction efficiency Eliminate need for additional product handling Enhance flexibility to product mix IRR expectations of greater than 20 percent Ability to compact excess Wendover standard product

Intrepid believes the market recognizes the combined value of the nutrients in Trio®, potassium, magnesium and sulfur, and, as a result, Intrepid expects the pricing opportunity in the premium market to strengthen Growing the Langbeinite Business Presents a Key Opportunity for Intrepid Intrepid made the initial investment to recover langbeinite from the East Mine through what was effectively a pilot project in 2005 Intrepid’s commencement of the Langbeinite Recovery Improvement Project in 2010 is the next step in the development of its langbeinite business Optionality to add on to the project to further increase productivity in the future Intrepid has two full-time employees, including a PhD agronomist, tasked with further developing the langbeinite market domestically and internationally Demand for granular Trio® continues to grow Intrepid has over 50 years of remaining langbeinite reserves 26 Intrepid’s Commitment to its Customers is Key

Langbeinite Recovery Improvement Project Expected to increase Trio® recoveries from 30-35 percent to approximately 50 percent, thereby reducing cash costs per ton Expected to reduce process water consumption Allows for production flexibility through the ability to granulate 100 percent of standard Trio® production Utilizes elements of Intrepid’s existing production assets Ability to increase production capacity in the future by adding flotation circuit to increase recoveries an estimated 70 percent, with incremental investment Total project investment of approximately $85mm - $90mm ~$17mm was incurred in 2010 Attractive IRR of 24 percent at today's Trio® pricing 27 Project Benefits & Opportunities Project Economics

$120 - $130 mm total estimated capital investment results in $700 per ton capex to reopen an existing mine compared to an estimated average cost of $1,400 per ton for greenfield projects HB Solar Solution Mine expected to be among the lower-cost potash mines in North America Same proven solar evaporation and solution mining technology as used in Moab Will share infrastructure with existing Carlsbad operations Production cost per ton estimated to be $65 to $75 per ton(1) Estimated annual production – 150,000-200,000 tons Filed permit application in March 2008; Proposed Mine plan submitted to the BLM in May 2008; BLM requested Environmental Impact Statement (EIS) in January 2009 First production will result approximately 18 months after construction begins with ramp up to full production expected in the succeeding year, reflecting the benefit of a complete annual evaporation cycle applied to filled evaporation ponds Total area available to be flooded: 1.3x size of Manhattan 28 HB Solar Solution Mine: Incremental Low-Cost Tons Potash Pillar (1) Based on third-party feasibility study.

HB Solar Solution Mine: Project Timeline & EIS Process 29 We are 25 months into the EIS process with the BLM Anticipate completing EIS review process in 1Q 2012, reflecting updated timeline from BLM BLM is completing preparation of the draft EIS Received ground water discharge permit for the mine from the New Mexico Environment Department in July of 2010 In the process of obtaining the New Mexico Environment Department air quality permit for the project HB Solar Solution Mine Project Update

30 Final Thoughts Strong Long-Term Industry Fundamentals The Only Western World Potash Pure-Play Strategically Located Assets Diversified Markets and Customer Base with Enhanced Product Flexibility Well-Defined, Attractive Organic Growth Opportunities that Lower Per-Ton Costs

Appendix ®

32 Conversion Rates 1 metric tonne = 1.102 short tons 1 product ton of potash (KCL or KCL Equivalent) = 61% K20 1 product ton of langbeinite = 22% K20 1 product ton of SOP = 50% K20

33 Solid Financial Performance EBITDA(1) (In millions) Balance Sheet as of September 30, 2010 (1) This is a financial measurement not calculated based on U.S. Generally Accepted Accounting Principles (Non GAAP). Non-GAAP reconciliation available in the appendix to this presentation. Net Income (In millions) Earnings Per Share (Diluted) Cash and Investments $126 million Total Assets $811 million Debt Outstanding $ - Stockholders’ Equity $739 million Availability Under the Credit Line $125 million $20.8 $14.5 $26.6 $13.3 $27.1 $0.0 $0.1 $0.2 $0.3 $0.4 $0.5 $0.6 $0.7 $0.8 $0.9 $1.0 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 $13.3 $12.3 $11.8 $3.7 $11.7 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 $0.13 $0.09 $0.16 $0.05 $0.16 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10

Non-GAAP Reconciliation

- Earnings before income taxes, interest, depreciation and amortization ("EBITDA") is computed as net income adjusted for the add back of income tax expense, interest expense including derivatives, depreciation, depletion, amortization, asset retirement obligation liability accretion, write-off of term loan bank fee and impairment. This non-GAAP measure is presented since management believes that it provides useful additional information to investors for analysis of Intrepid's ability to internally generate funds for capital investment. In addition, EBITDA is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions. EBITDA should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since EBITDA excludes some, but not all items that affect net income and net cash provided by operating activities and may vary among companies, the EBITDA amounts presented may not be comparable to similarly titled measures of other companies.

Calculation of EBITDA

	2009				2010		
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net Income	$24,681	$14,436	$9,520	$6,705	$11,846	$3,602	$11,659
Add: Income tax expense	15,196	13,023	6,392	2,294	7,661	2,490	8,187
Add: Interest Expense, including derivative	203	-251	639	2,147	555	478	430
Add: Depreciation, depletion, amortization and accretion	3,492	4,256	4,270	5,310	6,539	6,687	6,60
Add: Write off of term loan bank fee	-	-	-	-	-	-	-
Add: Impairment expense	-	-	-	-	-	-	-
Total Adjustments	18,891	17,028	11,301	11,301	14,755	9,655	15,477
Earnings Before Income Taxes, Interest Depreciation, Depletion and Amortization	$43,572	$31,646	$20,821	$14,523	$26,601	$13,257	$27,136

INTREPID POTASH®

34

Non-GAAP Reconciliation

- Adjusted net income is calculated as net income adjusted for significant non-cash and unusual items. Examples of non-cash and unusual charges include insurance settlements in excess of property losses, non-cash gains or losses associated with unrealized derivative adjustments, our abnormal production adjustment, and the write-off of costs associated with the delay in permitting for the HB Mine associated with contractor mobilization and demobilization. The non-GAAP measure of adjusted net income is presented because management believes it provides useful additional information to investors for analysis of Intrepid's fundamental business on a recurring normal basis. In addition, management believes that the concept of adjusted net income is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions.

  Adjusted net income should not be considered in isolation or as a substitute for net income, income from operations, cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since adjusted net income excludes some, but not all items that affect net income and may vary among companies, the adjusted net income amounts presented may not be comparable to similarly titled measures of other companies.

Calculation of Adjusted Net Income

	2009				2010		
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net Income	$24,681	$14,436	$9,520	$6,705	$11,846	$3,602	$11,659
Adjustments							
Insurance Reimbursments	14	2	(5)	(1)	-	-	-
Unrealized derivative (gain) loss	(369)	(846)	405	(631)	(89)	(28)	(56)
Cost associated with abnormal production	1,195	5,179	5,784	9,366	470	-	470
Write-off mobilization costs associated with the delay of the HB Mine	-	586	-	-	-	-	-
Other	-	-	-	440	269	271	127
Calculated tax effect (1)	(320)	(1,875)	(2,356)	3,495	(255)	(96)	(28)
Total Adjustments	520	3,046	3,828	5,679	395	147	43
Adjusted Net Income	$25,201	$17,482	$13,384	$12,384	$12,241	$3,749	$11,702

(1) Estimated effective tax rate of 39.3 percent for 2010 and 38.1 percent for 2009

INTREPID POTASH

35

36 Selected Financial Data Adjusted Net Income (1) (In millions) EBITDA (1) (In millions, except gross margin percentage) Net Sales (In millions) Earnings Per Share (Diluted) This is a financial measurement not calculated based on U.S. Generally Accepted Accounting Principles (Non GAAP). Non-GAAP reconciliation available in the appendix to this presentation. $43.6 $31.5 $20.8 $14.5 $26.6 $13.3 $27.1 49% 43% 31% 20% 25% 21% 30% Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 $25.2 $17.4 $13.3 $12.3 $11.8 $3.7 $11.7 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 $88.9 $73.4 $66.4 $73.1 $107.4 $64.3 $91.5 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 $0.33 $0.19 $0.13 $0.09 $0.16 $0.05 $0.16 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10

37 Historical Quarterly Production and Sales Summary September 30, December 31, March 31, June 30, September 30, December 31, March 31, June 30, September 30, December 31, Potash 200 201 137 131 112 124 172 165 166 215-225 Langbeinite 50 34 42 45 60 45 57 39 32 25-35 Potash 204 94 99 80 111 150 243 129 221 210-220 Trio ® 50 17 38 45 40 25 70 63 45 20-30 2010 Production Volume (in thousands of short tons) Sales Volume (in thousands of short tons) 2008 2009

38 Estimated Long-Life Reserves (1) Product / Operations Date Mine Opened Current Extraction Method Minimum Remaining Life (years) Muriate of Potash Solar Moab 1965 Solution 126 Wendover 1932 Shallow Brine 30 HB Solar Solution Mine(2) N/A Solution 28 Conventional Carlsbad West 1931 Underground 130 Carlsbad East 1965 Underground 57 Sulfate of Potash Magnesia (Langbeinite) Carlsbad East 1965 Underground 51 (1) The determination of estimated reserves has been prepared by Intrepid and is based on an independent review and analysis of our mine plans, geologic, financial and other data by Agapito Associates, Inc. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for more information. (2) The Carlsbad HB Solar Solution Mine reserves are based on the planned flooding of 4,400 of the 21,600 acres of the old mine workings and recovery of potash from the residual pillars only with the brine extracted using submersible pumps. Debottlenecking capacity brings efficiencies and lowers per ton costs

39 Intrepid Production Volume History & Outlook Tons (000’s) Intrepid’s Potassium Production Volume Growth Estimated Productive Capacity at Full Operating Rates Historical 0 200 400 600 800 1,000 1,200 1,400 1,600 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Potash Production Trio® Production Current Estimated Potash Productive Capacity Current Estimated Trio® Productive Capacity LRIP Production HB Production

Intrepid Average Net Realized Sales Price Advantage 40 *Represents Intrepid 2010 Estimate, Mosaic CY2010, Agrium and Potash Corp have not reported Q4 yet, data is Q1-Q3 2010 Net Realized Sales Prices Q1 Q2 Q3 Q4* Intrepid $354 $376 $343 $380-390 Mosaic $323 $305 $300 $300 Agrium $307 $322 $297 * Potash Corp. $291 $280 $277 * $0 $20 $40 $60 $80 $100 $120 $140 $160 $0 $100 $200 $300 $400 $500 $600 2004 2005 2006 2007 2008 2009 2010* Intrepid's Average Net Realized Sales Price Per Ton Advantage Intrepid Agrium Mosaic Potash Corp Producer Realized Potash Sales Prices Producer Average Net Realized Potash Sales Price Per Ton ($/ton) Intrepid's Average Net Realized Sales Price Per Ton Advantage ($/ton) Intrepid's Average Net Realized Sales Price Advantage (2004 - 2010 Q1 - Q3) : 25%

41 Potash Salt Nitrogen Complementary Business Agrium Potash Phosphates Other The Only Western World Potash Pure-Play K+S Potash Potash Phosphates Nitrogen Potash Corp Mosaic Uralkali Potash Intrepid Comparables Revenue by Product - North America Comparables Revenue by Product - International ICL Potash Fertilizer & Phosphates Chemicals & Others Advanced Technologies Nitrogen Phosphates Retail Potash sources: Intrepid Potash®, company websites and publicly available 2009 company financial statements. Complementary Business Other 35% 32% 33% 4% 28% 28% 40% 24% 27% 49% 100% 3% 4% 14% 5% 67% 7%

Why Potash Only?

Market Structure for Key Fertilizer Nutrients

	Potash	Nitrogen	Phosphate (5)
Producing Countries	12	~60	~40
Key Inputs	■ Potash ore	■ Natural gas	■ Phosphate rock ■ Sulfuric acid ■ Ammonia
% of Overall Fertilizer Market (1)	17%	59%	24%
Market Share of Top 5 Producers(2)	64%	13% Ammonia 39% Urea	41% Phosphoric Acid 49% Phosphate Rock
% of Production Government Controlled(1)	19%	51%	50%
Industry Nameplate Operating Rate (2)	85% Potash (93% Productive Capacity)(3)	86% Ammonia 89% Urea	81% Phosphoric Acid 82% Phosphate Rock
Time for Greenfield	Minimum 7 years	3 years	3 – 4 years
Logistics for Greenfield	Most Difficult	Least Difficult	More Difficult
Estimated Cost for Greenfield (1,4)	$3.4-$4.9Bn for 2.2MM Tons	$1.4Bn for 1.0MM Tons	$1.5Bn for 1.0MM Tons

(1) Potash Corp.
(2) Potash percentage represents 2007, nitrogen and phosphate percentages represent 2005 figures from Integer Research Ltd.
(3) Estimated by Intrepid Potash based on publicly available historic production data. Operating capacity rates for nitrogen and phosphate expressed as percentage of nameplate capacity. Productive capacity for potash estimated based on publicly available historic production data.
(4) Includes infrastructure outside the plant gates (e.g. rail, road networks, utility systems).
(5) Includes all types of phosphate fertilizer production.

INTREPID POTASH
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Global Industry Susceptible to Production Interruptions & Supply "Shocks"

Mine Closures Due to Water Inflows


St. Paul mine(Congo) (0.8MM tons KCL / yr)
Berezniki 3 mine (1.8MM tons KCL / yr)
PCA (Patience Lake) (0.8MM tons KCL / yr)
Potacan mine (0.8MM tons KCL / yr)
Berezniki I (1.3MM tons KCL / yr)
1976
1980
1984
1988
1992
1996
2000
2004
2010
Mines with Water Inflows
• K2 Mine Esterhazy
• Penobsquis Mine, Sussex

Due to geology, in the 70 plus years of potash mining in the Carlsbad area, there has never been a mine lost to flooding or a water incursion

Mine Closures Due to Depletion

Depleted Conventional Mines	Mines Currently With Less than 15 Years Reserve Life
■ Theodore, Amelie, Marie Louis mines in France ■ Pasquasi and San Cataldo mines in Italy ■ Salzdetfurth, Friedrichshall, Bergmannssegen-Hugo, Siegfried-Giesen, and Niedersachen-Riedel German mines ■ Trona, California ■ Several West German / East German mines ■ Horizon-Amax, Wills-Weaver, Saunders in Carlsbad	■ Hersey, United States - Mosaic ■ Boulby, England – ICL ■ Soligorsk I, Belarussia - Belaruskali ■ Taquari, Brazil – Vale

sources: Fertecon, Intrepid Potash®, and public filings

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INTREPID POTASH®

44 Carlsbad Potash Area

45 Potash Production and North American Inventory Levels N. American Inventory (000s Tons KCL Equivalent) Sources: IPNI, Fertecon, Intrepid Potash®. Potash Production (000s Tons KCL Equivalent) (1) Global Production North American Production 5,000 15,000 25,000 35,000 45,000 55,000 65,000 75,000 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010

Nutrient removal of various crops 46 N P2O5 KCl Eq. *Based on 2009 world yield for Oil Palm and 2009 US Yields for all others Sources: UN Food and Agriculture Organization (FAO), International Plant Nutrition Institute, International Potash Institute, USDA lb/acre* Corn (grain) Cotton (lint) Rice Soybeans Sugarcane Tobacco Wheat Potatoes Oil Palm Coffee N 115.3 49.7 89.8 167.2 69.3 100.0 58.5 144.5 35.2 34.0 P2O5 62.6 21.8 47.2 37.0 43.3 10.0 27.0 61.9 70.4 3.4 KCl eq. 73.5 48.8 41.7 94.5 200.4 180.6 25.3 382.2 76.8 58.9 - 50 100 150 200 250 300 350 400 450 Nutrient Removal (Lbs/Acre*) N P2O5 KCl Eq

Removal of KCl by Selected Crops: Steady in the United States - Growing Significantly Worldwide 47 Sources: International Plant Nutrition Institute, UN Food and Agriculture Organization, USDA USA Removal of KCl Equivalent by Various Crops ROW Removal of KCl Equivalent by Various Crops 7,261 8,466 - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 Thousand Short Tons Rice, paddy Sugar cane Sugar beet Wheat Seed cotton Soybeans Corn 25,291 32,904 - 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 Thousand Short Tons Oil palm fruit Rice, paddy Sugar cane Sugar beet Wheat Seed cotton Soybeans Corn

United States Harvested Crop Acreage 48 Sources: UN Food and Agriculture Organization, USDA 72.4 68.8 69.3 70.9 73.6 75.1 70.6 86.5 78.6 79.6 81.3 72.4 73.0 72.5 72.5 74.0 71.3 74.6 64.1 74.7 76.4 76.8 53.1 48.5 45.8 53.1 50.0 50.1 46.8 51.0 55.7 49.9 53.6 23.1 23.8 23.1 23.6 21.7 22.4 21.4 21.7 21.7 21.3 20.7 13.1 13.8 12.4 12.0 13.1 13.8 12.7 10.5 7.6 7.7 10.8 0 50 100 150 200 250 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010F Million Acres Sugar cane Sugar beet Rice, paddy Seed cotton Alfalfa Wheat Soybeans Corn

World Arable Land Decreasing 49 Source: UN Food and Agriculture Organization USA Total Area Harvested ROW Total Area Harvested - 100 200 300 400 500 600 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Million Acres Unharvested Arable Land Legumes, Roots, Tubers & Tree Nuts Fruits and Vegetables Fiber Crops Oil Crops Forage Crops Cereals - 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Million Acres Unharvested Arable Land Other Fiber Crops Fruits and Vegetables Legumes, Roots, Tubers & Tree Nuts Forage Crops Oil Crops Cereals

50 To Reach Recommended Application Levels, Brazil, India and China Must Increase Demand China Brazil India sources: IPNI, Potash Corp. (MM Tons KCL) Goal to attain self-sufficiency of food supply History of under-application of potash Need to increase yields Increasing land use for agricultural purposes ~15MM ~7MM ~5MM 0 5 10 15 20 25 30 35 Current Potential 0 2 4 6 8 10 12 Current Potential 0 2 4 6 8 10 12 Current Potential

51 Fertilizer Use Below Recommended Rates Source: Morgan Stanley, Agricultural Products Research, September 4, 2008. 146% Shortfall 86% Shortfall 288% Shortfall Global Application Rates (lb/acre) 60 112 24 59 17 66 0 20 40 60 80 100 120 Nitrogen Phosphate Potash Current Average Application Rate Scientifically Recommended Rate

52 Yield Response at Varying Soil Test Levels Average Yield Response to Potash Fertilization - No data for medium alfalfa yields. Response shown is an average of low and high yield responses. - Avg. relative yield assumes all other factors are non-limiting, yields approach 100% after fertilization, application rates are optimum, and crop response reflects a similar response estimated from many sites and years . Assumes 165 bu/acre yield for corn . Source: IPNI. Average Yield Response to Potash Yield (Bu/Acre) Yields improve as nutrients become available Solid 09/10 yields will remove nutrients from the soil Estimated that 38% of fields are in the low or medium categories 0 20 40 60 80 100 120 140 160 180 0% 5% 10% 15% 20% 25% 30% 35% 40 % Very High High Medium Very Low/Low Soil Test Level Corn/Soybeans Alfalfa Corn Yield (Bu/Acre)

Return on Potash Investment for Corn & Soybeans

Return on Potash Investment

Corn % of U.S. Fields	Soil Test Level (ppm)	Classification	Yield Response to K	Application Rate (lbs/acre K20)	Value of Response	Cost of Potash	Return from Potash	ROI $/$
15%	0-80	Very Low/Low	35%	82.51	$ 335.32	$ 25.43	$ 309.89	$ 13.19
23%	81-130	Medium	13%	41.26	$ 124.55	$ 12.71	$ 111.83	$ 9.80
15%	131-160	High	2%	20.63	$ 19.16	$ 6.36	$ 12.80	$ 3.01
47%	161+	Very High	0%	0.00	-	-	-	-

Soybeans % of U.S. Fields	Soil Test Level (ppm)	Classification	Yield Response to K	Application Rate (lbs/acre K20)	Value of Response	Cost of Potash	Return from Potash	ROI $/$
15%	0-80	Very Low/Low	35%	121.80	$ 210.45	$ 37.54	$ 172.91	$ 5.61
23%	81-130	Medium	13%	60.90	$ 78.17	$ 18.77	$ 59.40	$ 4.16
15%	131-160	High	2%	30.45	$ 12.03	$ 9.38	$ 2.64	$ 1.28
47%	161+	Very High	0%	0.00	-	-	-	-

Input Costs for Corn ($/bu)

	2010/11	
Revenue	$6.27	
Gross Margin	$2.79	
Input Costs		**% of Total Costs**
Potash	$0.18	5%
Total Fertilizer	$0.67	19%
Other Variable	$1.10	32%
Non-Land	$0.90	26%
Land	$0.82	23%
Total	$3.48	

Input Costs for Corn ($/acre)

	2010/11	
Revenue	$ 958.06	
Gross Margin	$ 496.66	
Input Costs		**% of Total Costs**
Potash	$ 27.09	6%
Total Fertilizer	$ 31.14	7%
Other Variable	$ 168.53	37%
Non-Land	$ 137.15	30%
Land	$ 124.58	27%
Total	$ 461.40	

ROI assumes 152.8 bu/acre and $6.27/bu for corn, 43.5 bu/acre yield and $13.82 for soybeans, $376/ton KCL

Input costs for corn use USDA estimate of 152.8 bu/acre for corn.

Sources: USDA, IPNI, & Intrepid Potash®.

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